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                                                                    EXHIBIT 23.1
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                      CONSENT OF INDEPENDENT ACCOUNTANTS
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     We hereby consent to the incorporation by reference in this Registration
Statement on Form S-8 of our report dated February 16, 2001, except for Note 14, which is as of February 28, 2001, relating to the financial statements, which appear in the 2000 Annual Report to Stockholders of Baxter International Inc., which is incorporated by reference in Baxter International Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the incorporation by reference of our report dated February 16, 2001 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.


/s/  PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Chicago, Illinois
June 8, 2001